We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-________) and related Prospectus of Peoples Bancorp Inc. for the registration of $30,000,000 aggregate liquidation amount of its Series B 8.62% Capital Securities and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements of Peoples Bancorp Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission



                                    /s/ ERNST & YOUNG LLP
                                        Ernst & Young LLP

Charleston, West Virginia
June 15, 1999